Exhibit 2.4

[PORTIONS HEREIN IDENTIFIED BY [***] HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.]

FIRST AMENDMENT
TO
FOURTH AMENDED AND RESTATED
PROGRAM AND REPURCHASE AGREEMENT
THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED PROGRAM AND REPURCHASE AGREEMENT, dated as of December 20, 2019 (this “Amendment”), is entered into by and between THE TORO COMPANY, a Delaware corporation (“Seller”), and RED IRON ACCEPTANCE, LLC, a Delaware limited liability company (“Red Iron”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Repurchase Agreement (as hereinafter defined).
RECITALS
A.    Seller and Red Iron are parties to that certain Fourth Amended and Restated Program and Repurchase Agreement, dated as of November 29, 2016 (the “Repurchase Agreement”).
B.    The parties hereto have agreed to amend the Repurchase Agreement as provided herein.
NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.Clerical Corrections.
(a)    References to “Distributor Dealers” were inadvertently omitted in a number of defined terms in the Repurchase Agreement. Accordingly, the following defined terms in Section 1 of the Repurchase Agreement shall be deemed to have been amended and restated as set forth below, effective as of November 29, 2016:
“ANR-Program Year” herein shall mean, with respect to a Program Year, the average outstanding principal balance of all Wholesale Instruments due Red Iron from all Dealers, Distributors, and Distributor Dealers, determined by aggregating the “Monthly ADB-Program Year” (which shall mean, with respect to any month, the aggregate outstanding principal balance of all Wholesale Instruments due Red Iron from all Dealers, Distributors and Distributor Dealers each day during such calendar month divided by the

CONFIDENTIAL
[***] Indicates portions of this exhibit that have been excluded because the information is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

number of days in such calendar month) for each month in such Program Year and dividing such aggregated amount by 12.
“FLR Reliant Account” herein shall mean a Dealer, Distributor or Distributor Dealer that has requested financing from Red Iron, does not meet the criteria set by the credit and operational policies of Red Iron, but nevertheless is approved by Red Iron for financing in reliance on the FLR Account in accordance with the provisions of Section 9(b).
“FLR Reliant Accounts Limitation” shall occur if (i) the prospective designation of a Dealer, Distributor or Distributor Dealer as an FLR Reliant Account would [***], or (ii) the projected FLR Reliant Account Net Reliance for such prospective FLR Reliant Account is [***].
“Losses” herein shall mean for any Program Year beginning with Program Year 2016 and each Program Year thereafter: (i) (A) the total unpaid balance of all Wholesale Instruments due to Red Iron from all Dealers, Distributors and Distributor Dealers during such Program Year (including without limitation for Inventory sold out of trust) which are charged-off in accordance with Red Iron’s accounting policies; plus (B) interest and other charges related to such Wholesale Instruments; plus (C) all costs and expenses incurred by Red Iron with respect to the collection of such Wholesale Instruments including without limitation all attorneys’ fees, bankruptcy and other court costs, less (ii) the amount of any recoveries received by Red Iron for any Wholesale Instruments [***]. For the avoidance of doubt, Red Iron shall not credit any recoveries received by Red Iron related to losses which were incurred by Red Iron prior to Program Year 2016 [***].
(b)    References to “Distributor Dealers” were also inadvertently omitted from Section 9(b) of the Repurchase Agreement. Accordingly, Section 9(b) of the Repurchase Agreement shall be deemed to have been amended and restated as set forth below, effective as of November 29, 2016:
“FLR Reliant Accounts Process and Limitation. If so requested, or on its own initiative, Red Iron shall, in consultation with Seller or Seller’s affiliates, review whether a Dealer, Distributor or Distributor Dealer which does not meet the criteria set by the credit and operational policies of Red Iron, should be designated as an FLR Reliant Account. Subject to such Dealer, Distributor or Distributor Dealer satisfying other applicable requirements for eligibility for financing hereunder, if so requested by Seller or an affiliate of Seller, Red Iron shall designate such Dealer, Distributor or Distributor Dealer as an FLR Reliant Account unless Red Iron determines such designation would result in an FLR Reliant Accounts Limitation, in which case Red Iron shall not designate such Dealer, Distributor or Distributor Dealer as an FLR Reliant Account.”

CONFIDENTIAL

[***] Indicates portions of this exhibit that have been excluded because the information is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

2.    Extension of Term. The first sentence of Section 8(a) of the Repurchase Agreement is amended and restated to extend the Initial Term by two years (to end on October 31, 2026), as follows:
“The initial term of this Agreement commenced on October 1, 2009 and, provided this Agreement is not terminated earlier as otherwise provided herein, shall continue until October 31, 2026 (the “Initial Term”), and thereafter shall be extended automatically for additional two-year terms (each, an “Additional Term”) unless at least one year prior to the expiration of the Initial Term or Additional Term (as applicable) either party gives notice to the other party of its intention not to extend the term, in which event the Agreement shall terminate at the end of the then current Initial Term or Additional Term.”
3.    Updated Notice Address. The notice address for Red Iron in Section 10(c) of the Repurchase Agreement is amended and restated as follows:
Red Iron Acceptance, LLC
8111 Lyndale Avenue South
Bloomington, MN 55420
Attention: General Manager

4.    Affirmation of Repurchase Agreement; Further References. The parties hereto each acknowledge and affirm that the Repurchase Agreement, as hereby amended, is hereby ratified and confirmed in all respects, and all terms, conditions and provisions of the Repurchase Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Repurchase Agreement (including references in the Repurchase Agreement to the terms thereof) are hereby amended to refer to the Repurchase Agreement as amended by this Amendment.
5.    Entire Agreement. This Amendment, on and after the date hereof, contains all of the understandings and agreements of whatsoever kind and nature existing among the parties with respect to this Amendment, the subject matter hereof, and the rights, interests, understandings, agreements and obligations of the parties pertaining to the subject matter hereof with the effect that this Amendment shall control with respect to the specific subjects hereof.
6.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in portable document format (.pdf) shall be as effective as delivery of a manually executed counterpart hereof.
[Signature Page Follows]

CONFIDENTIAL

[***] Indicates portions of this exhibit that have been excluded because the information is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.
THE TORO COMPANY
By: /s/ Renee J. Peterson
Name: Renee J. Peterson
Its: Vice President, Treasurer and
Chief Financial Officer
RED IRON ACCEPTANCE, LLC
By: /s/ Mark J. Wrend
Name: Mark J. Wrend
Its: Manager

(Signature Page to First Amendment
to Fourth Amended and Restated Program and Repurchase Agreement)

CONFIDENTIAL
[***] Indicates portions of this exhibit that have been excluded because the information is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.